Pope Resources Reports Third Quarter Income Of $3.7 Million

POULSBO, Wash., Oct. 30, 2012 /PRNewswire/ -- Pope Resources (NASDAQ:POPE) reported net income attributable to unitholders of $3.7 million, or $0.81 per diluted ownership unit, on revenue of $14.6 million for the quarter ended September 30, 2012. This compares to a net loss attributable to unitholders of $562,000, or $0.14 per diluted ownership unit, on revenue of $7.5 million for the comparable period in 2011.

Net loss for the nine months ended September 30, 2012 totaled $4.4 million, or a $1.03 loss per diluted ownership unit, on revenue of $41.2 million. Net income for the corresponding period in 2011 totaled $6.4 million, or $1.42 per diluted ownership unit, on revenue of $39.5 million. Year-to-date results for 2012 were impacted by a $12.5 million charge for environmental remediation liabilities at Port Gamble, Washington. Adjusted net income, which excludes the environmental charge of $12.5 million, was $8.1 million, or $1.78 per diluted ownership unit, for the nine months ended September 30, 2012.

Cash provided by operations for the quarter ended September 30, 2012 was $3.3 million, compared to $603,000 for the third quarter of 2011. For the nine months ended September 30, 2012, cash provided by operations was $11.9 million, compared to $14.3 million for year-to-date 2011 results.

"In spite of the modest recovery in home building, we are encouraged by the progress we are making across all our segments for growing our business over the next few years," said David L. Nunes, President and CEO. "As we anticipated going into the year, log prices have been weaker in 2012 relative to 2011, when surging exports to China resulted in price spikes across a number of log sorts. While prices have drifted lower in 2012, gradual improvements in domestic demand have resulted in a reasonably healthy log market. We closed on two meaningful real estate sales in the third quarter and are seeing increasing interest on the part of homebuilders in our Gig Harbor project, which we expect to bear fruit beginning next year. The final closing of our third private equity timber fund during the third quarter, at a higher than expected total fund size of $180 million, provides us with an excellent platform with which to more than double our third-party assets under management. As discussed at length in our second quarter earnings release, however, the dominant financial story for us in 2012 remains the $12.5 million addition to our accrual for environmental remediation liabilities at Port Gamble, Washington. We continue to work closely with the State of Washington's Department of Ecology to finalize the scope and extent of the clean-up at the Port Gamble site."

Fee Timber operating income for the third quarter of 2012 was $1.7 million compared to $910,000 for the third quarter of 2011. This increase in segment operating income was due to a 45% lift in harvest volume, which increased from 12 million board feet (MMBF) in the third quarter of 2011 to 17 MMBF in the comparable 2012 period, partially offset by a 5% decline in average realized log price from $555 per thousand board feet (MBF) for the third quarter of 2011 to $525 per MBF for the current quarter. The proportion of third quarter harvest from timber fund properties was 41% in both 2011 and 2012.

For the first nine months of 2012, Fee Timber operating income declined 10% from $11.4 million in 2011 to $10.2 million in 2012. Nearly $765,000 of this segment's 2012 operating income is attributable to a 4.4 MMBF timber deed sale on one of the Partnership's tree farms in the second quarter of 2012. Both harvest volume and log price realization metrics cited below exclude this timber deed sale unless specifically stated otherwise. Excluding the $765,000 impact of the timber deed sale mentioned above that had no counterpart in the first nine months of 2011, this decrease in segment operating income was driven by the combined effect of a $31 per MBF, or 5%, drop in average realized log price, which fell from $568 per MBF in 2011 to $537 per MBF in 2012, offset slightly by a 1% lift in harvest volume, which increased from 61 MMBF in 2011 to 62 MMBF in 2012. The 2012 year-to-date results were positively impacted due to the fact that the percentage of harvest from timber fund properties, which carry a higher depletion rate, decreased from 40% in 2011 to 34% in 2012.

As mentioned above, our average realized log price for the first nine months of 2012 decreased $31 per MBF, or 5%, from $568 per MBF in 2011 to $537 per MBF in 2012. Within this total, Douglas-fir log prices decreased $35 per MBF, or 6%, from $612 per MBF in 2011 to $577 per MBF in 2012, while whitewoods decreased $55 per MBF, or 10%, from $549 per MBF in 2011 to $494 per MBF in 2012. Across all species, export log prices dropped $37 per MBF, or 6%, from $625 per MBF in 2011 to $588 per MBF in 2012. In addition, while there was a healthy spread of 11%, or $64 per MBF, between export and domestic log market pricing in the first nine months of 2011, that spread has narrowed to 6%, or $31 per MBF, in 2012's year-to-date period.

Our Timberland Management & Consulting (TM&C) segment generates revenue through the management of three private equity timber funds, which are consolidated into the Partnership's financial statements due to the Partnership's role as general partner or managing member of the funds. Consolidating these funds into the Partnership's financial statements results in the elimination of all management fees earned by the Partnership, with a corresponding decrease in the funds' operating expenses related to the management fee as recorded in the Fee Timber segment. The first two funds collectively have $171 million in assets under management following acquisition of 61,000 acres of commercial timberlands between 2006 and 2010. Capital-raising for our third fund exceeded expectations, resulting in a final close in early August 2012 that brought the fund size to its revised maximum commitment level of $180 million. Our portion of this capital commitment is $9 million, of which $90,000 has been invested and the remainder will be drawn as properties are acquired over the fund's three-year drawdown period.

After eliminating $1.6 million of timber fund management fees for both nine-month periods ended September 30, 2012 and September 30, 2011, respectively, TM&C had no reportable revenue for either period. Operating losses generated by the TM&C segment for the nine months ended September 30, 2012 and 2011 totaled $1.2 million and $1.1 million, respectively, after eliminating revenue earned from managing the Funds.

Our Real Estate segment posted operating income of $3.0 million for the quarter ended September 30, 2012, compared to an operating loss of $393,000 for the comparable period in 2011. Results for the current quarter included the $2.9 million sale of two acres underlying our Poulsbo headquarters building, a 1,900-acre conservation easement sale for $1.2 million, and two smaller land sales, while results for the corresponding quarter in 2011 included 1 small land sale.

On a year-to-date basis in 2012, the Real Estate segment generated an operating loss of $10.7 million, which included a $12.5 million second quarter accrual for environmental remediation liabilities, compared to operating income of $414,000 for the comparable period in 2011 that also included a much smaller environmental remediation accrual of $346,000. Year-to-date results for this segment in 2012 included the aforementioned third quarter sales, while the 2011 results reflected a 386-acre conservation land sale that generated $2.0 million of revenue, and $1.7 million in operating income plus five smaller land sales.

General & Administrative expenses of $3.0 million for the first nine months of 2012 were 6% lower than the $3.2 million reported for the same nine-month period in 2011. This decrease was attributable to no single dominant factor, but rather a number of expense categories fluctuated up-and-or-down between year-to-date comparisons with the aggregate total slightly lower.

We anticipate that our harvest volume for 2012 will be between 80 and 82 MMBF, with the final total depending on weather conditions and the strength or weakness of log markets as we transition to winter. As winter sets in, the accumulation of snow in higher elevations tends to decrease log supply as these lands become difficult to access for harvest operations. This harvest volume total for the year includes the aforementioned second quarter 4.4 MMBF timber deed sale.

The financial schedules attached to this earnings release provide detail on individual segment results and operating statistics.

About Pope Resources
Pope Resources, a publicly traded limited partnership and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage 177,000 acres of timberland and development property in Washington and Oregon. We also manage, co-invest in, and consolidate three timberland investment funds that we manage for a fee. These timberland investment vehicles provide an efficient means of investing our own capital in Pacific Northwest timberland while earning fees from managing these vehicles for the third-party investors. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include our ability accurately to estimate the cost of ongoing and changing environmental remediation obligations, conditions in the housing construction and wood-products markets, both domestically and globally, that affect demand for our products; factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property, including changes in those regulations; conditions affecting credit markets as they affect the availability of capital and costs of borrowing; labor, equipment and transportation costs that affect our net income; our ability to consummate proposed or contracted transactions in a manner that will yield revenues; the impacts of natural disasters on our timberlands and on surrounding areas; and our ability to discover and to accurately estimate liabilities associated with our properties. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Risk Factors."

Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

Pope Resources, A Delaware Limited Partnership
Unaudited

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(all amounts in $000's, except per unit amounts)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Revenues	$14,595	$7,522	$41,189	$39,465
Costs and expenses:
Cost of sales	(6,725)	(4,449)	(21,221)	(20,366)
Operating expenses	(4,458)	(3,837)	(12,136)	(11,297)
Real estate environmental remediation	-	(2)	(12,500)	(346)
Operating income (loss)	$3,412	($766)	($4,668)	$7,456
Interest income	6	10	19	32
Interest expense	(513)	(559)	(1,563)	(1,674)
Capitalized interest	155	108	424	314
Income (loss) before income taxes	3,060	(1,207)	(5,788)	6,128
Income tax expense	(201)	(19)	(335)	(158)
Net income (loss)	2,859	(1,226)	(6,123)	5,970
Net loss (income) attributable to noncontrolling interests	816	664	1,709	435
Net income (loss) attributable to Pope Resources' unitholders	$3,675	($562)	($4,414)	$6,405

Average units outstanding - Basic	4,354	4,329	4,350	4,321
Average units outstanding - Diluted	4,354	4,329	4,350	4,323

Basic net income (loss) per unit	$0.81	($0.14)	($1.03)	$1.42
Diluted net income (loss) per unit	$0.81	($0.14)	($1.03)	$1.42

CONDENSED CONSOLIDATING BALANCE SHEETS
(all amounts in $000's)

	September 30, 2012				December 31, 2011

Assets:	Pope	ORM Timber Funds	Consolidating Entries	Consolidated
Cash and cash equivalents	$1,363	$2,565	$-	$3,928	$2,653
Other current assets	3,950	649	(667)	3,932	4,064
Total current assets	5,313	3,214	(667)	7,860	6,717
Timber and roads, net	34,361	113,552	-	147,913	154,236
Timberlands	15,101	18,747	-	33,848	34,130
Buildings and equipment, net	6,123	-	-	6,123	6,019
Land held for development	28,685	-	-	28,685	28,413
Investment in ORM Timber Funds	26,027	-	(26,027)	-	-
Other assets	494	115	-	609	893
Total	$116,104	$135,628	($26,694)	$225,038	$230,408
Liabilities and equity:
Current liabilities	4,498	$1,602	($667)	$5,433	5,024
Current portion of long-term debt	-	33	-	33	32
Current portion of environmental remediation	578	-	-	578	240
Total current liabilities	5,076	1,635	(667)	6,044	5,296
Long-term debt	29,800	11,011	-	40,811	45,793
Environmental remediation	13,624	-	-	13,624	1,964
Other long-term liabilities	172	-	-	172	197
Total liabilities	48,672	12,646	(667)	60,651	53,250
Partners' capital	67,432	122,982	(124,243)	66,171	75,759
Noncontrolling interests	-	-	98,216	98,216	101,399
Total	$116,104	$135,628	($26,694)	$225,038	$230,408

RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO UNITHOLDERS AND
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO UNITHOLDERS
(all amounts in $000's)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Reported GAAP net income (loss) attributable to unitholders	$3,675	($562)	($4,414)	$6,405
Added back:
Environmental remediation	-	2	12,500	346
Adjusted Net income attributable to unitholders*	$3,675	($560)	$8,086	$6,751

RECONCILIATION BASIC AND DILUTED NET INCOME (LOSS) PER UNIT AND
ADJUSTED BASIC AND DILUTED NET INCOME (LOSS)
(all amounts in $000's)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Reported GAAP basic and diluted net income (loss) per unit	$0.81	($0.14)	($1.03)	$1.42
Added back:
Environmental remediation	-	0.01	2.81	0.08
Adjusted Basic and diluted net income per unit*	$0.81	($0.13)	$1.78	$1.50

*Pursuant to Regulation G, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors to understand operating results excluding environmental charges.

RECONCILIATION BETWEEN NET INCOME (LOSS) AND CASH FLOWS FROM OPERATIONS
(all amounts in $000's)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Net income (loss)	$2,859	($1,226)	($6,123)	$5,970
Added back:
Depletion	2,081	1,571	7,214	7,468
Timber depletion on HBU sale	-	-	-	150
Depreciation and amortization	488	175	825	526
Equity-based compensation	110	146	629	738
Capitalized development activities, net of reimbursements	(834)	(250)	(1,316)	(743)
Deferred taxes	(107)	(86)	(124)	(43)
Cost of land and building sold	348	21	348	110
(Gain) on sale of sale of land and fixed assets	(2,752)	-	(2,752)	-
Change in operating accounts	1,061	252	13,229	94
Cash provided by operations	$3,254	$603	$11,930	$14,270

SEGMENT INFORMATION
(all amounts in $000's)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Revenues:
Partnership Fee Timber	$5,866	$4,222	$24,466	$22,584
Funds Fee Timber	3,499	2,737	10,854	13,173
Total Fee Timber	9,365	6,959	35,320	35,757
Timberland Management & Consulting (TM&C)	-	-	-	-
Real Estate	5,230	563	5,869	3,708
Total	14,595	7,522	41,189	39,465
Operating income (loss):
Fee Timber	1,655	910	10,239	11,351
TM&C	(372)	(333)	(1,179)	(1,117)
Real Estate	2,961	(393)	(10,728)	414
General & administrative	(832)	(950)	(3,000)	(3,192)
Total	$3,412	($766)	($4,668)	$7,456

SELECTED STATISTICS

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Log sale volumes by species (million board feet):
Sawlogs
Douglas-fir	10.1	5.9	40.5	35.2
Whitewood	4.2	2.6	10.9	14.2
Cedar	0.2	0.2	0.6	1.0
Hardwood	0.4	0.7	1.9	1.8
Pulpwood
All species	2.2	2.4	7.9	8.7
Total	17.1	11.8	61.8	60.9

Log and timber deed sale volumes by destination (million board feet):
Export	2.3	4.9	14.3	32.1
Domestic	12.2	3.9	37.7	18.3
Hardwood	0.4	0.6	1.9	1.8
Pulpwood	2.2	2.4	7.9	8.7
Subtotal log sale volumes	17.1	11.8	61.8	60.9
Timber deed sale	-	-	4.4	-
Total	17.1	11.8	66.2	60.9

Average price realizations by species (per thousand board feet):
Sawlogs
Douglas-fir	577	597	577	612
Whitewood	486	562	494	549
Cedar	1,087	924	1,044	965
Hardwood	592	622	594	558
Pulpwood
All species	273	385	334	376
Overall	525	555	537	568

Average price realizations by destination (per thousand board feet):
Export	570	614	588	625
Domestic	559	571	557	561
Hardwood	592	622	594	558
Pulpwood	273	385	334	376
Overall log sales	525	555	537	568
Timber deed sale	-	-	231	-

Owned timber acres	113,000	114,000	113,000	114,000
Acres owned by Funds	61,000	61,000	61,000	61,000
Capital and development expenditures ($000's)	1,301	241	2,559	4,685
Depletion ($000's)	2,081	1,571	7,214	7,618
Depreciation and amortization ($000's)	488	175	825	526

QUARTER TO QUARTER COMPARISONS
(Amounts in $000's except per unit data)

	Q3 2012 vs.	Q3 2012 vs.
	Q3 2011	Q2 2012
Net income (loss) attributable to Pope Resources' unitholders:
3rd Quarter 2012	$3,675	$3,675
2nd Quarter 2012	-	(9,295)
3rd Quarter 2011	(562)	-
Variance	$4,237	$12,970

Detail of earnings variance:
Fee Timber
Log volumes (A)	$2,949	($6,955)
Log price realizations (B)	(514)	(120)
Stumpage sales	-	(1,026)
Production costs	(1,178)	2,632
Depletion	(510)	1,666
Other Fee Timber	(2)	49
Timberland Management & Consulting
Other Timberland Mgmt. & Consulting	(39)	51
Real Estate
Land and conservation easement sales	1,377	1,448
Sale of land underlying corporate office	2,726	2,726
Other Real Estate	(751)	(581)
Environmental remediation costs	2	12,500
General & administrative costs	118	172
Net interest expense	89	23
Other (taxes, noncontrolling interest)	(30)	385
Total variance	$4,237	$12,970

(A) Volume variance calculated by extending change in sales volume by the average log sales price for the comparison period.
(B) Price variance calculated by extending the change in average realized price by current period volume.

CONTACT: Tom Ringo, VP & CFO, +1-360-697-6626, Fax +1-360-697-1156